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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in connection with the Annual Report on Form 10-KSB of Multi-Media Tutorial Services, Inc., of our report dated June 11, 2008 to the consolidated financial statements of Multi-Media Tutorial Services, Inc. as of February 29, 2008 and February 28, 2007.


/s/ Conner & Associates, PC
Conner & Associates, PC
Certified Public Accountants


Newtown, Pennsylvania
June 12, 2008